Exhibit 10.1

FORTH AMENDMENT TO

CONSULTING AGREEMENT

DATED AS OF JULY 2, 2012 BETWEEN

NTN BUZZTIME, INC. AND JABAM, INC.

The following amendment to the above-referenced Agreement between NTN BUZZTIME, INC. and JABAM INC. are made and effective as of October 1, 2013.

A.	Section 2.1 is amended to read, in its entirety, as follows:

The term of this Agreement shall commence on October 1, 2013 (the "Effective Date") and, unless earlier terminated in accordance with Section 7 shall expire on December 31, 2013.

NTN BUZZTIME, INC.	JABAM, INC.

By: /s/ Jenna Zdanowski	By: /s/ Jeffrey A. Berg
Authorized Signature	Authorized Signature

Jenna Zdanowski	Jeffrey A. Berg
Print Name	Print Name

VP, Human Resources	President
Title	Title

September 27, 2013	September 27, 2013
Date	Date